Exhibit 10.15 - Amendment to 2006 Stock Compensation Plan

AMENDMENT TO 2006 STOCK
COMPENSATION PLAN

On September 21, 2010, the Board of Directors of the Corporation approved deleting the text in Article 8 of the 2006 Stock Compensation Plan and replacing it with the following:

8.1 The Committee may not modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.